                                                                    Exhibit 99.1

                        Viewpoint Corporation Letterhead


Contact:        Media Relations:                 or         Investor Relations:
                Yvonne LeCroy                               Financial Dynamics
                212-201-0800                                Paul Johnson
                ylecroy@viewpoint.com                       212-850-5600
                ---------------------                       pjohnson@fd-us.com
                                                            ------------------





             VIEWPOINT REPORTS THIRD QUARTER 2003 FINANCIAL RESULTS

NEW YORK, NY - NOVEMBER 5, 2003 - Viewpoint Corporation, (NASDAQ: VWPT), a leading provider of visual application development, content creation and delivery technology, today reported results for the third quarter and nine months ended September 30, 2003.

Revenues for the third quarter of 2003 were $2.5 million compared to $4.5 million in the second quarter of 2003 and $5.3 million for the third quarter of 2002. Third quarter revenue decreased from the prior quarter principally due to a decline in license and services revenue relating to our contract with our related party American Online ("AOL"). The decrease from the prior year was primarily due to a reduction in license revenue from AOL and other non-related customers, offset by an increase in services revenue from non-related customers.

The Company reported a net loss for the third quarter of 2003 of $5.5 million or $(0.12) per share. These results were based upon an operating loss of $6.0 million, which included $0.5 million of non-cash stock-based compensation, $0.4 million of depreciation and amortization, and $0.7 million of restructuring charges. This compares to a net loss of $6.3 million or $(0.14) per share for the prior quarter, which was based upon an operating loss of $4.9 million, and included $0.9 million of non-cash stock-based compensation charges and $0.4 million of depreciation and amortization. The net loss for the third quarter of 2002 of $4.0 million included an operating loss of $4.1 million that included $1.2 million of non-cash stock based compensation charges and $0.5 million of depreciation and amortization.

At the end of August the Company initiated a restructuring that lead to a reduction in headcount and the imposition of a hiring freeze that further reduced headcount costs through attrition. The restructuring charges during the third quarter 2003 represent severance costs associated with the headcount reduction, as well as additional costs related to the closing of its Utah facility earlier this year. The headcount reduction and hiring freeze instituted by new management eliminated nearly $3.0 million of future annual compensation costs and nearly $0.8 million of related expenses

                                     -MORE-

VIEWPOINT REPORTS THIRD QUARTER 2003 FINANCIAL RESULTS                   PAGE 2

net of those costs for new or replaced employees. The Company largely began to realize annual expense savings of over $3.8 million beginning in September 2003.

Viewpoint reported revenues of $11.0 million for the nine months ended September 30, 2003, compared to $15.5 million for the same period in 2002. The decrease in revenue came from a reduction of license revenues of $7.8 million offset by an increase in services revenues of $3.4 million.

The Company's net loss for the nine months ended September 2003 of $18.3 million or $(0.41) per share was based upon a loss from operations of $17.1 million which included $2.4 million of non-cash stock-based compensation charges, $1.3 million of depreciation and amortization, and a $1.9 million restructuring charge related to an office closure and headcount reductions. This compares to a net loss for the nine months ended September 30, 2002 of $18.6 million or $(0.46) per share based upon an operating loss of $18.8 million which included $4.2 million of non-cash stock-based compensation charges, $2.1 million of depreciation and amortization, and a $6.3 million charge related to the impairment of goodwill and other intangible assets.

Viewpoint's cash, cash equivalents and marketable securities as of September 30, 2003 were $1.8 million, compared with $11.6 million at December 31, 2002. Viewpoint announced a license and services agreement with AOL on October 29, 2003 under which Viewpoint granted to AOL a source code license and permanent rights to certain Viewpoint technologies and AOL agreed to pay $9.0 million to license the Viewpoint Platform and at least $1.0 million for services to be provided by Viewpoint. Payments of $10.0 million are due before December 31, 2003. The companies also plan to cooperate on future technology and product development efforts.

 "While our results for the third quarter were marked by weak revenue, we initiated steps to contain costs through a strategic headcount reduction. At the same time, we aggressively reviewed our resources and began a process to create exciting opportunities for Viewpoint by leveraging these resources in new ways," commented Jay Amato, newly appointed Chief Executive Officer of Viewpoint Corporation.
Mr. Amato continued, "We believe that Viewpoint is a company with strong assets: superior technology, a widely distributed network and strong partners. Long-term licensing deals, such as the recently announced contract with AOL, represent the type of agreement that we believe will increase the growth of our distribution network and drive adoption of the Viewpoint platform." Mr. Amato concluded, "Looking ahead to the end of 2003 and the start of 2004, we expect to maintain a flat management structure that is aligned with the goals of our

                                     -MORE-

VIEWPOINT REPORTS THIRD QUARTER 2003 FINANCIAL RESULTS                   PAGE 3

business, focus on creating value through leveraging our existing assets and hold all within Viewpoint accountable for our success. We believe that Viewpoint can be a profitable company through this approach." CONFERENCE CALL

The Company will host a conference call today, November 5, 2003 at 9:00 a.m. Eastern Time to discuss third quarter results. To participate in the call, please dial 888-882-0109 and enter reservation number 21164167. It is recommended that participants call at least 10 minutes before the call is scheduled to begin.

In addition, the Company's conference call will be available live via Internet broadcast. You can access the live call through the Home Page of the Company's Web site at www.viewpoint.com, or through CCBN at www.companyboardroom.com. A replay of the conference call in its entirety will be available approximately one hour after its completion for 48 hours thereafter by calling 800-633-8284 and entering the above reservation number.

Serving clients like America Online, Adobe, Toyota, General Motors, Samsung, IBM and Hewlett-Packard, Viewpoint technology has an installed user base of 100,000,000, ranking it above Apple Computer's QuickTime in market penetration, according to a study published by Macromedia Inc. and available at: http://www.macromedia.com/software/player_census/flashplayer/
-------------------------------------------------------------

OUR WORLD VIEW
Information comes in numerous forms: visual, auditory, sensory, contextual, perceptual. The Viewpoint Platform integrates and orchestrates this information in an elegant symphony - providing fresh, vivid and lasting experiences that transform the ordinary into the extraordinary. By empowering companies to be their best, Viewpoint transforms the way you view your world. Visit Viewpoint at: http://www.viewpoint.com.
    ------------------------


This press release may contain "forward-looking" statements as that term is defined in the Private Securities Litigation Reform Act of 1995 and similar expressions that reflect Viewpoint's current expectations about its future performance. These statements and expressions are subject to risks, uncertainties and other factors that could cause Viewpoint's actual performance to differ materially from those expressed in, or implied by, these statements and expressions. Such risks, uncertainties and factors include those described in the Company's filings and reports on file with the Securities and Exchange Commission as well as the lack of assurances that the value of Viewpoint's distribution network will increase, that the Viewpoint platform will be more widely adopted, that Viewpoint will maintain a flat management structure, that all within Viewpoint will be held accountable for Viewpoint's success, or that Viewpoint can be a profitable company through its planned approach. Viewpoint and Viewpoint Experience Technology are either registered trademarks or trademarks of Viewpoint Corporation. Other product and company names herein may be trademarks of their respective owners. Copyright 2003 Viewpoint Corporation. All rights reserved.



                                 -Tables Follow-

                              VIEWPOINT CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                                      THREE MONTHS ENDED
                                                                SEPTEMBER 30,      JUNE 30,
                                                                -------------      --------
                                                             2003      2002          2003
                                                             ----      ----          ----

Revenues:
  Licenses ............................................   $    317    $  1,633    $    217
  Related party licenses ..............................       --         2,024       1,010
  Services ............................................      1,508         605         842
  Related party services ..............................        693       1,064       2,405
                                                          --------    --------    --------
TOTAL REVENUES ........................................      2,518       5,326       4,474
                                                          --------    --------    --------

Cost of revenues:
  Licenses ............................................         21           6          28
  Services ............................................      1,419       1,125       2,372
                                                          --------    --------    --------
TOTAL COST OF REVENUES ................................      1,440       1,131       2,400
                                                          --------    --------    --------
GROSS PROFIT ..........................................      1,078       4,195       2,074
                                                          --------    --------    --------

Operating expenses:
  Sales and marketing .................................      1,549       3,516       2,227
  Research and development ............................      1,063       1,073         945
  General and administrative ..........................      2,839       1,965       2,497
  Non-cash stock-based compensation charges ...........        520       1,200         858
  Depreciation ........................................        383         493         444
  Amortization of intangible assets ...................          1           1           7
  Restructuring charges ...............................        674        --          --
                                                          --------    --------    --------
TOTAL OPERATING EXPENSES ..............................      7,029       8,248       6,978
                                                          --------    --------    --------
LOSS FROM OPERATIONS ..................................     (5,951)     (4,053)     (4,904)
                                                          --------    --------    --------

Other income (expense):
  Interest and other income, net ......................          8          44          11
  Interest expense ....................................       (257)       --          (323)
  Changes in fair values of warrants to purchase common
    stock and conversion options of convertible notes .        667        --        (1,081)
                                                          --------    --------    --------
TOTAL OTHER INCOME (EXPENSE) ..........................        418          44      (1,393)
                                                          --------    --------    --------

LOSS BEFORE PROVISION FOR INCOME TAXES ................     (5,533)     (4,009)     (6,297)
Provision for income taxes ............................         26        --            13
                                                          --------    --------    --------

NET LOSS FROM CONTINUING OPERATIONS ...................     (5,559)     (4,009)     (6,310)
Adjustment to net loss on disposal of discontinued
     Operations .......................................         41           9          26
                                                          --------    --------    --------

NET LOSS ..............................................   $ (5,518)   $ (4,000)   $ (6,284)
                                                          ========    ========    ========

BASIC AND DILUTED NET LOSS PER COMMON SHARE:
  Net loss per common share from continuing operations    $  (0.12)   $  (0.10)   $  (0.14)
  Net income per common share from discontinued
     Operations .......................................       --          --          --
                                                          --------    --------    --------
NET LOSS PER COMMON SHARE .............................   $  (0.12)   $  (0.10)   $  (0.14)
                                                          ========    ========    ========

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING -- BASIC
     AND DILUTED ......................................     45,987      40,987      45,986
                                                          ========    ========    ========


                              VIEWPOINT CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                              NINE MONTHS ENDED
                                                                SEPTEMBER 30,
                                                             2003         2002
                                                             ----        -----
Revenues:
  Licenses ............................................   $  2,166    $  4,129
  Related party licenses ..............................      1,060       6,929
  Services ............................................      3,705       2,673
  Related party services ..............................      4,086       1,757
                                                          --------    --------
TOTAL REVENUES ........................................     11,017      15,488
                                                          --------    --------

Cost of revenues:
  Licenses ............................................         96         251
  Services ............................................      4,967       2,947
                                                          --------    --------
TOTAL COST OF REVENUES ................................      5,063       3,198
                                                          --------    --------
GROSS PROFIT ..........................................      5,954      12,290
                                                          --------    --------

Operating expenses:
  Sales and marketing .................................      7,158       9,242
  Research and development ............................      3,322       3,548
  General and administrative ..........................      6,940       5,736
  Non-cash stock-based compensation charges ...........      2,388       4,173
  Depreciation ........................................      1,305       1,463
  Amortization of intangible assets ...................          9         664
  Restructuring charges ...............................      1,885        --
  Impairment of goodwill and other intangible assets ..      6,275
-------------------------------------------------------   --------    --------
                                                                      --------
TOTAL OPERATING EXPENSES ..............................     23,007      31,101
                                                          --------    --------

LOSS FROM OPERATIONS ..................................    (17,053)    (18,811)
                                                          --------    --------

Other income (expense):
  Interest and other income, net ......................         42         133
  Interest expense ....................................       (743)       --
  Loss on early extinguishment of debt ................     (1,682)       --
  Changes in fair values of warrants to purchase common
    stock and conversion options of convertible notes .      1,010
                                                                      --------
                                                                      --------
                                                                      --------
TOTAL OTHER INCOME (EXPENSE) ..........................     (1,373)        133
-------------------------------------------------------   --------    --------

LOSS BEFORE PROVISION FOR INCOME TAXES ................    (18,426)    (18,678)
Provision for income taxes
                                                                      --------
                                                                39        --
                                                          --------    --------

NET LOSS FROM CONTINUING OPERATIONS ...................    (18,465)    (18,678)
Adjustment to net loss on disposal of discontinued
     Operations .......................................        157
                                                                      --------
                                                                           102

NET LOSS ..............................................   $(18,308)   $(18,576)
                                                          ========    ========

BASIC AND DILUTED NET LOSS PER COMMON SHARE:
  Net loss per common share from continuing operations    $  (0.41)   $  (0.46)
  Net income per common share from discontinued
     Operations
                                                          --------    --------
                                                          --------    --------
NET LOSS PER COMMON SHARE .............................   $  (0.41)   $  (0.46)
                                                          ========    ========
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING -- BASIC
     AND DILUTED ......................................     44,463      40,677
                                                          ========    ========


                              VIEWPOINT CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)


                                                         SEPTEMBER  30,   DECEMBER 31,
                                                             2003            2002
                                                             ----            ----
ASSETS
Current assets:
  Cash and cash equivalents ............................    $     746     $  10,678
  Marketable securities ................................        1,017           890
  Accounts receivable, net .............................        1,218         2,925
  Related party accounts receivable, net ...............          286           838
  Notes receivable, net ................................         --             750
  Prepaid expenses and other current assets ............          633           599
                                                            ---------     ---------
          Total current assets .........................        3,900        16,680

Restricted cash ........................................          455           987
Property and equipment, net ............................        2,111         3,591
Goodwill, net ..........................................       31,276        31,276
Intangible assets, net .................................          187           165
Other assets ...........................................          294           653
                                                            ---------     ---------
          TOTAL ASSETS .................................    $  38,223     $  53,352
                                                            =========     =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable .....................................    $   1,994     $   2,962
  Accrued expenses .....................................        1,520           759
  Due to related parties, net ..........................        2,928         2,920
  Deferred revenues ....................................          379           334
  Related party deferred revenues ......................          687           249
  Accrued incentive compensation .......................          545           545
  Current liabilities related to discontinued operations          231           231
                                                            ---------     ---------
          Total current liabilities ....................        8,284         8,000

Convertible notes ......................................        3,001         6,712
Warrants to purchase common stock ......................          130           288
Subordinated notes .....................................        1,685          --

Stockholders' equity:
Preferred stock ........................................         --            --
Common stock ...........................................           46            41
Paid-in capital ........................................      269,119       267,569
Deferred compensation ..................................         (586)       (4,130)
Treasury stock .........................................       (1,015)       (1,015)
Accumulated other comprehensive loss ...................          (56)          (36)
Accumulated deficit ....................................     (242,385)     (224,077)
                                                            ---------     ---------
          Total stockholders' equity ...................       25,123        38,352
                                                            ---------     ---------
          TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY ...    $  38,223     $  53,352
                                                            =========     =========






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